As filed with the Securities and Exchange Commission on March 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIAMOND OFFSHORE DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0321760
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15415 Katy Freeway

Houston, Texas 77094

(281) 492-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David L. Roland, Esq.

Senior Vice President, General Counsel and Secretary

Diamond Offshore Drilling, Inc.

15415 Katy Freeway, Suite 100

Houston, Texas 77094

(281) 492-5300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Shelton M. Vaughan, Esq.

Duane Morris LLP

1330 Post Oak Blvd., Suite 800

Houston, Texas 77056

(713) 402-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D., or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Debt securities	–	–	–	–
Preferred stock, par value $.01 per share	–	–	–	–
Common stock, par value $.01 per share	–	–	–	–
Warrants	–	–	–	–
Subscription Rights	–	–	–	–
Stock Purchase Contracts	–	–	–	–
Stock Purchase Units	–	–	–	–
TOTAL	–	–	–	–

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate initial offering price or number of Debt Securities, Preferred Stock, Common Stock, Warrants, Subscription Rights, Stock Purchase Contracts and Stock Purchase Units of Diamond Offshore Drilling, Inc. is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

Prospectus

Diamond Offshore Drilling, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We, Diamond Offshore Drilling, Inc., may offer from time to time:

•	unsecured senior or subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants to purchase debt securities, preferred stock, common stock or other securities;

•	subscription rights to purchase debt securities, preferred stock, common stock or other securities;

•	stock purchase contracts to purchase shares of our preferred stock or common stock; or

•	stock purchase units consisting of (a) stock purchase contracts; (b) warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or sell, as the case may be, preferred stock or common stock under the stock purchase contract.

We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “DO”. If we decide to seek a listing of any debt securities, preferred stock or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 15415 Katy Freeway, Houston, Texas 77094. Our telephone number is (281) 492-5300.

Investing in our securities involves significant risks. You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 2.

In this prospectus, the words “we,” “us,” “our,” and “Diamond Offshore” refer to Diamond Offshore Drilling, Inc., a Delaware corporation, and “our Board of Directors” refers to the board of directors of Diamond Offshore Drilling, Inc.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “believe,” “should,” “could,” “may,” “might,” “will,” “will be,” “will continue,” “will likely result,” “project,” “forecast,” “budget” and similar expressions. In addition, any statement concerning future financial performance (including, without limitation, future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by or against us, which may be provided by management, are also forward-looking statements as so defined. These types of statements are based on current expectations about future events and inherently are subject to a variety of assumptions, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those expected, projected or expressed in forward-looking statements. Factors that could impact these areas and our overall business and financial performance and cause actual results to differ from these forward-looking statements include, but are not limited to, the risk factors discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus. These factors include, among others, risks and uncertainties associated with general economic and business conditions, contract cancellations, customer or vendor bankruptcy, operations, litigation, casualty losses, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory and sanction initiatives and compliance with governmental regulations, customer preferences, obtaining necessary partner and third party approvals, timing of construction of new builds, collection of receivables and various other matters, many of which are beyond our control. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based.

ABOUT DIAMOND OFFSHORE

We are a leading, global offshore oil and gas drilling contractor. Our fleet is currently comprised of 38 offshore drilling rigs, excluding three mid-water semisubmersible rigs that we plan to retire and scrap. Our fleet consists of 27 semisubmersibles, including the Ocean GreatWhite, which is under construction, six jack-ups and five dynamically positioned drillships, including the Ocean BlackLion which is also under construction.

We drill in the waters of North America, South America, Europe, Africa, Asia, the Middle East and Australia. We offer comprehensive drilling services to the global energy industry.

Our principal executive offices are located at 15415 Katy Freeway, Houston, Texas 77094, and our telephone number at that location is (281) 492-5300.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public from commercial document retrieval services, at our website (www.diamondoffshore.com) and at the SEC’s website (www.sec.gov). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

The SEC allows us to “incorporate by reference” the information that we file with them into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement and prior to the termination of the offering of the securities, will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.

The following documents have been filed by us with the SEC (File No. 1-13926) and are incorporated by reference into this prospectus:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2014;

•	Our current report on Form 8-K filed February 12, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 8-A dated September 16, 1995 and Amendment No. 1 thereto on Form 8-A/A dated October 9, 1995, and any amendment or report filed for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

Diamond Offshore Drilling, Inc.

15415 Katy Freeway, Suite 100

Houston, Texas 77094

Attention: Investor Relations

Telephone: (281) 492-5300.

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods shown is as follows:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	4.64x	7.79x	11.11x	14.40x	15.35x

For all periods presented, the ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent pre-tax income from continuing operations plus fixed charges. For purposes of this ratio, fixed charges include (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs, whether expensed or capitalized, and (iii) a portion of rent expense, which we believe represents the interest factor attributable to rent.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes some of the general terms and provisions of the debt securities. The particular terms of the debt securities and the extent, if any, to which such general provisions may apply to any series of debt securities will be described in the prospectus supplement relating to such series.

Unless otherwise specified in the prospectus supplement, we will issue debt securities under an indenture dated as of February 4, 1997 between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York) (as successor under the indenture to The Chase Manhattan Bank), as trustee, which we refer to as the indenture, as modified to the extent set forth in the applicable supplemental indenture relating to such series of debt securities. The term “trustee” refers to the trustee under each indenture, which trustee will be named in a prospectus supplement.

The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The following summary of the material provisions of the indenture and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indenture by following the directions described under the heading “Where You Can Find More Information” on page 2.

In the summary below, we have included references to section numbers of the indenture so that you can easily locate those provisions. Unless otherwise noted, the referenced section numbers are the same in each indenture. Capitalized terms used in the summary below but not defined in this prospectus have the meanings specified in the indenture. The referenced sections of the indenture and the definitions of capitalized terms are incorporated by reference in the following summary.

General

The debt securities may be either senior securities or subordinated securities and will be unsecured. As of December 31, 2014, approximately $2,244.5 million aggregate principal amount of Diamond Offshore’s existing debt would have ranked senior to the subordinated securities and equally with the senior securities. As of December 31, 2014, none of Diamond Offshore’s existing debt would have been subordinated to the senior securities and none would have ranked equally with the subordinated securities. The indenture does not limit the amount of debt securities which may be issued under it and debt securities may be issued under the indenture up to the aggregate principal amount which we may authorize from time to time. (Section 301) Debt securities may be issued from time to time and offered on terms determined in light of market conditions at the time of sale.

Since Diamond Offshore is a holding company, the right of Diamond Offshore, and hence the rights of the creditors and stockholders of Diamond Offshore, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of Diamond Offshore itself as a creditor of the subsidiary may be recognized. As of December 31, 2014, Diamond Offshore’s subsidiaries, on a consolidated basis, had no debt outstanding. The indenture does not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

The senior securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of Diamond Offshore. To the extent provided in the prospectus supplement relating thereto, we may be required to secure senior securities equally and ratably with other Debt (as defined in the indenture) with respect to which we elect or are required to provide security. The subordinated securities will be unsecured and will be subordinated and junior to all “Senior Indebtedness” (which for this purpose includes any senior securities) to the extent set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

The debt securities may be issued in one or more series with the same or various maturities at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the prospectus supplement relating thereto.

Reference is made to the applicable prospectus supplement or pricing supplement, as the case may be, for the following terms, to the extent applicable, of the debt securities offered hereby:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or floating) per annum at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

•	the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;

•	whether such debt securities are senior securities or subordinated securities;

•	the terms of any mandatory or optional redemption (including any provisions for any sinking, purchase or other analogous fund) or repayment option;

•	the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

•	if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or the purchaser’s election, the manner in which such election may be made;

•	if the amount of payments on the debt securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent Global Security will be paid;

•	the terms and conditions upon which conversion or exchange of the debt securities into or for common stock, preferred stock or other debt securities will be effected, including the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the indenture.

If any of the debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be set forth in the prospectus supplement relating thereto.

Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the Corporate Trust Office of the trustee specified in the applicable supplemental indenture, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, by first class mail, to the address of the person entitled thereto as it appears on the registry books of us or our agent.

Unless otherwise specified in the prospectus supplement, the debt securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Sections 301 and 302) No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

The debt securities of a series may be issued, in whole or in part, in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or pricing supplement, as the case may be, relating to that series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement or pricing supplement, as the case may be. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a Global Security, the depositary for such Global Security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such Global Security to the accounts of persons that have accounts with such depositary. Such accounts will be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable depositary, referred to as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

Payments of principal of, any premium on, and any interest on, individual debt securities represented by a Global Security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. Neither we, the trustee for such debt securities, any Paying Agent, nor the Security Registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of such series in exchange for the Global Security representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or pricing supplement, as the case may be, relating to such debt securities, determine not to have any debt securities of a series represented by one or more Global Securities and, in such event, will issue individual debt securities of such series in exchange for the Global Security or Global Securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a Global Security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such Global Security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual debt securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless we specify otherwise, of $1,000 and integral multiples thereof.

Senior Securities

The senior securities will be direct, unsecured obligations of Diamond Offshore Drilling, Inc., and will constitute Senior Indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all other unsecured and unsubordinated indebtedness of Diamond Offshore Drilling, Inc.

Subordinated Securities

The subordinated securities will be direct, unsecured obligations of Diamond Offshore Drilling, Inc. Our obligations pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the indenture and the applicable supplemental indenture to all senior indebtedness (including all senior securities) (in each case as defined in the applicable supplemental indenture). Except to the extent otherwise set forth in a prospectus supplement, the indenture does not contain any restriction on the amount of senior indebtedness which we may incur.

The terms of the subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement or pricing supplement, as the case may be, relating to such series.

The subordinated securities will not be subordinated to indebtedness of our company which is not senior indebtedness, and the creditors of our company who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of the bankruptcy or insolvency of our company before or after maturity of the subordinated securities, such other creditors would rank pari passu with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against our company.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the applicable prospectus supplement or pricing supplement, as the case may be, relating to such series of debt securities. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock or our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement or pricing supplement.

Redemption of Debt Securities

If so specified in the applicable supplemental indenture and related prospectus supplement, we may redeem debt securities of any series, in whole or in part, at our option, at any time. Provisions relating to the redemption of debt securities, if any, will be described in the applicable prospectus supplement. From and after the time that notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Certain Definitions

Certain terms defined in Section 101 of the indenture are summarized below.

“Debt” means indebtedness for money borrowed.

“Subsidiary”, when used with respect to our company, means (i) any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by our company or by one or more other Subsidiaries, or both, (ii) a partnership in which our company or any Subsidiary of our company is, at the date of determination, a general or limited partner of such partnership, but only if our company or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which our company or any Subsidiary of our company, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

Covenants

The indenture contains certain covenants that will be applicable (unless waived or amended) so long as any of the debt securities are outstanding, unless stated otherwise in the applicable prospectus supplement or pricing supplement, as the case may be.

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, unless:

•	the successor or transferee entity is a corporation or partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding debt securities and the performance of every covenant in the indenture on our part to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	we have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. (Section 801)

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for us as obligor on the debt securities, with the same effect as if it had been named in the indenture as our company. (Section 802)

Events of Default; Waiver and Notice Thereof; Debt Securities in Foreign Currencies

As to any series of debt securities, an Event of Default is defined in the indenture as:

(a)	default for 30 days in payment of any interest on the debt securities of such series;

(b)	default in payment of principal of or any premium on the debt securities of such series at maturity;

(c)	default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;

(d)	default by us in the performance of any other covenant or warranty contained in the indenture for the benefit of such series which shall not have been remedied by the end of a period of 60 days after notice is given as specified in the indenture;

(e)	certain events of bankruptcy, insolvency and reorganization of our company; and

(f)	to the extent set forth in the applicable supplemental indenture and prospectus supplement, certain defaults under other Debt. (Section 501)

A default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to that series of debt securities.

The indenture provides that:

•	if an Event of Default described in clause (a), (b), (c), (d) or (f) above (if the Event of Default under clause (d) or (f) is with respect to less than all series of debt securities then outstanding) has occurred and is continuing with respect to any series of debt securities issued under the indenture and then outstanding, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of debt securities originally issued at a discount, the portion thereof specified in the terms thereof) of all outstanding debt securities of the affected series and the interest accrued thereon, if any, to be due and payable immediately; and

•	if an Event of Default described in clause (d) or (f) above (if the Event of Default under clause (d) or (f) is with respect to all series of debt securities then outstanding) has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities issued under the indenture and then outstanding (treated as one class) may declare the principal (or, in the case of debt securities originally issued at a discount, the portion thereof specified in the terms thereof) of all debt securities issued under the indenture and then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding. If an Event of Default described in clause (e) occurs and is continuing, then the principal amount (or, in the case of debt securities originally issued at a discount, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities issued under the indenture and then outstanding and all accrued interest thereon shall become and be due and payable immediately, without any declaration or other act by the trustee or any other Holder. (Sections 502 and 513)

Under the indenture the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. (Section 602)

No holder of any debt securities of any series may institute any action under the indenture unless:

•	such holder has given the trustee written notice of a continuing Event of Default with respect to such series;

•	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding have requested that the trustee institute proceedings in respect of such Event of Default;

•	such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

•	the trustee has failed to institute an action for 60 days thereafter; and

•	no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of such series. (Section 507)

The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 512) The indenture provides that, if an Event of Default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 601) The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers to the effect that a review of our activities during such year and of our performance under the indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default. (Section 1004)

If any debt securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers’ Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indenture. (Section 104)

If any debt securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action herein described, the principal amount of such debt securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to our company, and the assumption by such successor of our obligations under the indenture and the debt securities of any series;

•	to add to our covenants, or surrender any of our rights, for the benefit of the holders of debt securities of any or all series;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any series of debt securities, including any subordinated securities;

•	to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with such indenture; and

•	to provide any additional Events of Default. (Section 901)

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby that would:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be);

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 902)

Discharge and Defeasance

Unless otherwise set forth in the applicable prospectus supplement, we can discharge or defease our obligations with respect to any series of debt securities as set forth below. (Article Four)

We may discharge all of our obligations (except those set forth below) to holders of any series of debt securities issued under any indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year (or scheduled for redemption within one year), by irrevocably depositing with the trustee cash or U.S. Government Obligations (as defined in such indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of such series and to make any mandatory sinking fund payments, if any, thereon when due. (Section 401)

Unless otherwise provided in the applicable prospectus supplement, we may also elect at any time to (a) defease and be discharged from all of our obligations (except those set forth below) to holders of any series of debt securities issued under each indenture, which we refer to as defeasance, or (b) be released from all of our obligations with respect to certain covenants applicable to any series of debt securities issued under each supplemental indenture, which we refer to as covenant defeasance, if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding debt securities of such series and to make any mandatory sinking fund payments, if any, thereon when due and such funds have been so deposited for 91 days;

•	such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which we are a party or by which we are bound; and

•	we deliver to the trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the Federal income tax treatment of such holders’ principal and interest payments, if any, on such series of debt securities. (Section 403)

Concerning the Trustee

We and the trustee may from time to time engage in normal and customary banking transactions.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the Delaware General Corporation Law, or DGCL. Our certificate of incorporation and our by-laws have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain our certificate of incorporation and by-laws, see “Where You Can Find More Information” on page 2. We urge you to read our certificate of incorporation and by-laws in their entirety.

General

Our certificate of incorporation provides that we are authorized to issue 525,000,000 shares of capital stock, consisting of 25,000,000 shares of preferred stock, par value $0.01 per share, and 500,000,000 shares of common stock, par value $0.01 per share. As of March 5, 2015, we had outstanding an aggregate of approximately 137.2 million shares of our common stock and no shares of our preferred stock.

Although our Board of Directors has no intention at the present time of doing so, it could issue common stock, warrants or a series of preferred stock that could, depending on the terms of such securities, impede the completion of a merger, tender offer or other takeover attempt. Our Board of Directors will make any determination whether to issue such shares based on its judgment as to the best interests of our company and our stockholders. Our Board of Directors, in so acting, could issue securities having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our Board of Directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over the then-current market price of the stock.

Preferred Stock

The following description of certain general terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, the applicable provisions of the DGCL and the certificate of designations that relates to the particular series of preferred stock, which will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 2. We urge you to read our certificate of incorporation and any applicable certificate of designations in their entirety.

Our Board of Directors is authorized, without action by the holders of our common stock, to issue up to 25,000,000 shares of preferred stock in one or more series. Prior to issuance of shares of each series, our Board of Directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to:

•	dividend rights;

•	dividend rate or rates;

•	conversion rights;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	the redemption price or prices; and

•	the liquidation preferences as are permitted by the DGCL.

Our Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-current market price of such shares.

Subject to limitations prescribed by the DGCL, our Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof. The preferred stock offered hereby will, upon issuance and full payment of the purchase price therefor, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Reference is made to the prospectus supplement relating to the series of preferred stock being offered for the specific terms thereof, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the purchase price of such preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for redemption, if applicable, of such preferred stock;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	voting rights, if any, of such preferred stock;

•	a discussion of any material and/or special Federal income tax considerations applicable to such preferred stock;

•	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

The initial transfer agent and registrar for each series of preferred stock will be described in the related prospectus supplement. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus but on or before issuance of the related series of preferred stock.

Common Stock

The following summary of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL.

Subject to such preferential rights as may be granted by our Board of Directors in connection with the future issuance of preferred stock, holders of common stock are entitled to one vote for each share held. Such holders are not entitled to cumulative voting for the purpose of electing directors and have no preemptive or similar right to subscribe for, or to purchase, any shares of common stock or other securities we may issue in the future. Accordingly, the holders of more than 50% in voting power of the shares of common stock voting generally for the election of directors will be able to elect all of our directors. At March 5, 2015, Loews Corporation beneficially owned approximately 52.5% of the outstanding shares of our common stock and was in a position to control actions that require the consent of stockholders, including the election of directors, amendment of our Restated Certificate of Incorporation and any mergers or any sale of substantially all of our assets.

Holders of shares of common stock have no exchange, conversion or preemptive rights and such shares are not subject to redemption. All outstanding shares of common stock are, and upon issuance and full payment of the purchase price therefor the shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and nonassessable. Subject to the prior rights, if any, of holders of any outstanding class or series of preferred stock having a preference in relation to the common stock as to distributions upon the dissolution, liquidation and winding-up of our company and as to dividends, holders of shares of common stock are entitled to share ratably in all assets of our company that remain after payment in full of all of our debts and liabilities, and to receive ratably such dividends, if any, as may be declared by our Board of Directors from time to time out of funds and other property legally available therefor.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “DO.”

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC, 211 Quality Circle, Suite 210, College Station, Texas 77845.

Anti-Takeover Considerations

The DGCL, our certificate of incorporation and our by-laws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc. At March 5, 2015, Loews Corporation beneficially owned approximately 52.5% of the outstanding shares of our common stock and was in a position to control actions that require the consent of stockholders.

State Takeover Legislation

We are a Delaware corporation and are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66-2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Under Section 203, the restrictions described above would not apply to certain business combinations proposed by an interested stockholder following the announcement (or notification) of one of certain extraordinary transactions involving our company and a person who had not been an interested stockholder during the preceding three years, or who became an interested stockholder with the approval of our Board of Directors, and which transactions are approved or not opposed by a majority of the members of our Board of Directors then in office who were directors prior to any person becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed such directors by a majority of such directors. Section 203 does not apply to Loews Corporation because it has been more than three years since Loews Corporation became an interested stockholder.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 holders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 holders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our certificate of incorporation does not provide otherwise and thus permits action by written consent.

Meetings of Stockholders

Our by-laws provide that special meetings of the stockholders may only be called by order of a majority of the entire board of directors or by the chairman of the board of directors or by the president of our company, and shall be held at such date and time, within or without the State of Delaware, as may be specified in such order.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our by-laws provide that, subject to the rights of the holders of any series of preferred stock or other class of capital stock (other than common stock) then outstanding, any director may be removed from office at any time, with or without cause, by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

Our by-laws provide that vacancies on the board of directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until their successors are elected and qualified.

No Preemptive Rights

Holders of our common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any issuance of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock, common stock, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we issue subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we issue subscription rights, see “Where You Can Find More Information” on page 2. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in its entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common or preferred stock. The price per share and the number of shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, common or preferred stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or require the holders of the stock purchase units to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a summary of certain United States Federal income tax consequences applicable to the stock purchase contracts and stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will disclose:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act of 1933, as amended. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the requirements of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable and shall be expressed as a percentage of any offering pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus, as the case may be.

If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering, including affiliates and associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121(a).

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Duane Morris LLP, Houston, Texas. If legal matters in connection with offerings made by this prospectus are passed on by other counsel, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Diamond Offshore Drilling, Inc.’s Annual Report on Form 10-K and the effectiveness of Diamond Offshore Drilling, Inc.’s internal control over financial reporting for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Trustee fees and expenses		**
Printing and distributing		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total:	$	**

*	Deferred in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time

Item 15.	Indemnification of Directors and Officers.

Reference is made to Section 145 of the Delaware General Corporation Law, or DGCL, which provides for indemnification of directors and officers in certain circumstances.

Paragraph FIFTH of the Amended and Restated Certificate of Incorporation of Diamond Offshore Drilling, Inc., or the Company, provides in part as follows:

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the DGCL, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this paragraph FIFTH and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore brought or threatened based in whole or in part upon any such state of facts.

The Company may indemnify any person who was or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the DGCL, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

In addition, Article III, Section 1 of the Company’s Amended and Restated By-laws, as amended, provides as follows:

(a) The Company shall indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons who it may indemnify pursuant thereto and in the manner prescribed thereby.

(b) The Company shall pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

As permitted by the DGCL, the Company’s Amended and Restated Certificate of Incorporation contains a provision that, in substance, provides that directors of the Company shall have no personal liability to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) for liability under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

In addition, we have an existing directors and officers liability insurance policy.

In connection with an offering of the securities registered hereunder, we may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits and Financial Statement Schedules.

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 9, 2015.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby designates, constitutes and appoints each of David L. Roland and Gary T. Krenek (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution (the “Attorneys-in-Fact”), for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), which amendments may make such changes in this Registration Statement as either Attorney-in-Fact deems appropriate, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each signatory might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their respective capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Edwards Marc Edwards	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2015

/s/ Gary T. Krenek Gary T. Krenek	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 9, 2015

/s/ Beth G. Gordon Beth G. Gordon	Controller (Principal Accounting Officer)	March 9, 2015

/s/ James S. Tisch James S. Tisch	Chairman of the Board	March 9, 2015

/s/ John R. Bolton John R. Bolton	Director	March 9, 2015

/s/ Charles L. Fabrikant Charles L. Fabrikant	Director	March 9, 2015

/s/ Paul G. Gaffney II Paul G. Gaffney II	Director	March 9, 2015

/s/ Edward Grebow Edward Grebow	Director	March 9, 2015

/s/ Herbert C. Hofmann Herbert C. Hofmann	Director	March 9, 2015

/s/ Kenneth I. Siegel Kenneth I. Siegel	Director	March 9, 2015

/s/ Clifford M. Sobel Clifford M. Sobel	Director	March 9, 2015

/s/ Andrew H. Tisch Andrew H. Tisch	Director	March 9, 2015

/s/ Raymond S. Troubh Raymond S. Troubh	Director	March 9, 2015

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Diamond Offshore Drilling, Inc. (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003) (SEC File No. 1-13926).

3.2	Amended and Restated By-laws (as amended through October 4, 2013) of Diamond Offshore Drilling, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed October 8, 2013).

4.1	Indenture, dated as of February 4, 1997, between Diamond Offshore Drilling, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York) (as successor to The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001) (SEC File No. 1-13926).

4.2	Fifth Supplemental Indenture, dated as of June 14, 2005, between Diamond Offshore Drilling, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed June 16, 2005) (SEC File No. 1-13926).

4.3	Sixth Supplemental Indenture, dated as of May 4, 2009, between Diamond Offshore Drilling, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Mellon), as Trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed May 4, 2009) (SEC File No. 1-13926).

4.4	Seventh Supplemental Indenture, dated as of October 8, 2009, between Diamond Offshore Drilling, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Mellon), as Trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed October 8, 2009) (SEC File No. 1-13926).

4.5	Eighth Supplemental Indenture, dated as of November 5, 2013, between Diamond Offshore Drilling, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Mellon), as Trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed November 5, 2013).

4.6*	Form of Supplemental Indenture, including form of debt security.

4.7*	Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units.

4.8*	Form of Warrant Agreement, including the form of Warrant Certificate.

4.9*	Form of Subscription Rights Certificate.

5.1**	Legal opinion of Duane Morris LLP as to the legality of the securities.

12.1**	Computation of ratio of earnings to fixed charges.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (set forth on the signature page to this Registration Statement).

25.1**	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York) (as successor under the indenture to The Chase Manhattan Bank), as trustee under the indenture, on Form T-1.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, to be incorporated by reference herein or to a post-effective amendment hereto, if applicable
**	Filed herewith